Exhibit 16.1

May 11, 2017

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: REAC Group, Inc.

Commission File No. 333-174905

We have read the statements that we understand REAC Group, Inc. will include under Item 4.01 to the Form 8-K report dated May 11, 2017 and agree with such statements so far as they apply to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

D’Arelli Pruzansky, P.A.

D’Arelli Pruzansky, P.A.